Exhibit j


          CONSENT OF INDEPENDENT ACCOUNTANTS


We  hereby consent to the incorporation by reference in
the  Prospectus and Statement of Additional Information
constituting parts of this Post-Effective Amendment No.
9  to  the  registration statement on  Form  N-1A  (the
"Registration Statement") of our report dated  December
29,  1998  relating  to  the financial  statements  and
financial highlights of the Oak Ridge Small Cap  Equity
Fund,  previously known as the Oak Ridge  Growth  Fund,
and  one of the two portfolios of the Oak Ridge  Funds,
Inc.  appearing in the November 30, 1998 Annual  Report
to   Shareholders,  which  is  also   incorporated   by
reference  into  the Registration Statement.   We  also
consent  to  the  references to us  under  the  heading
"Financial Highlights of the Funds" in such Prospectus and under the heading "Independent Accountants" in the Statement of Additional Information.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
February 25, 1999